Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by December 13, 2026 at 11:59 AM, CST.
Online
Go to www.envisionreports.com/PRVE or scan the QR code — login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PRVE
2026 Special Meeting Proxy Card
T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T
Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2.
1. To approve the Agreement and Plan of Merger, dated August 24, 2026 (as it may be amended from time to time), by and between Valley National Bancorp (“Valley”) and Providence Financial Corporation (“Providence”), and the transactions contemplated thereby, including the merger of Providence with and into Valley, with Valley as the surviving corporation (the “Providence merger proposal”).
For Against Abstain For Against Abstain
2. To adjourn or postpone the Providence special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the Providence merger proposal.
Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
1 U P X
04CFPA

Special Meeting Admission Ticket
The Special Meeting of Shareholders of Providence Financial Corporation will be held on Monday, December 14, 2026 at Gibsons Bar & Steakhouse, 2105 S Spring Road, Oak Brook, Illinois 60523, at 3:00 PM CST.
Valet parking will be available.
Upon arrival, please present this admission ticket and photo identification at the registration desk.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/PRVE
T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T
Providence Financial Corporation
Notice of 2026 Special Meeting of Shareholders
Proxy Solicited by Board of Directors for Special Meeting — Monday, December 14, 2026
The undersigned hereby appoints Steven Van Drunen and Peter Huizenga, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Providence Financial Corporation to be held on Monday, December 14, 2026 at Gibsons Bar & Steakhouse, 2105 S Spring Road, Oak Brook, Illinois 60523, at 3:00 PM CST, or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)
C Non-Voting Items
Change of Address — Please print new address below.